Exhibit 3

5.02 The number of directors constituting the whole Board shall be eight. The number of directors may be changed from time to time by amendment to these bylaws, subject to the provisions of Article Seventh of the corporation’s restated certificate of incorporation. Directorships with terms expiring in any year shall be filled at the annual meeting of stockholders in that year. Each director shall hold office until his successor is elected and qualified or until his earlier resignation, removal or death.